Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Western Alliance Bancorporation on Form S-1 filed pursuant to Rule 462 (b) of Regulation C of the Securities Act of 1933, of our report, dated February 11, 2005, included in the Western Alliance Bancorporation Registration Statement on Form S-1, Amendment No. 2 (No. 333-124406).

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP McGLADREY & PULLEN, LLP

Las Vegas, Nevada
June 27, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.